Exhibit 10.3

OMNIBUS AMENDMENT NO. 1
TO
REVOLVING CREDIT AGREEMENT AND
GUARANTEE AND COLLATERAL AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) is entered into as of December 20, 2013, by and among JOE’S JEANS SUBSIDIARY INC., a Delaware corporation (the “Administrative Borrower”), HUDSON CLOTHING, LLC, (together with the Administrative Borrower, the “Borrowers”), JOE’S JEANS INC., JOE’S JEANS RETAIL SUBSIDIARY, INC., INNOVO WEST SALES, INC., HUDSON CLOTHING HOLDINGS, INC., HC ACQUISITION HOLDINGS, INC. (collectively, the “Guarantors”) and THE CIT GROUP/COMMERCIAL SERVICES, INC. (the “Administrative Agent” and “Collateral Agent”).

BACKGROUND

Borrowers and Administrative Agent are parties to a REVOLVING CREDIT AGREEMENT dated as of September 30, 2013 (as it may be amended, amended and restated, or otherwise modified from time to time, the “Loan Agreement”), among JOE’S JEANS INC., a Delaware corporation (the “Parent”), the Borrowers, the other Guarantors, the Lenders party thereto and THE CIT GROUP/COMMERCIAL SERVICES, INC., as Administrative Agent, Collateral Agent and Swingline Lender pursuant to which Administrative Agent and Lenders provide the Borrowers and other Loan Parties with certain financial accommodations.

In connection with the Loan Agreement, Borrowers and Guarantors have executed a Guarantee and Collateral Agreement dated as of September 30, 2013 (as it may be amended, amended and restated, or otherwise modified from time to time, the “Guarantee and Collateral Agreement” and together with the Loan Agreement, the “Agreements”) in favor of the Administrative Agent and the Collateral Agent.

Borrowers have requested that Administrative Agent make certain amendments to the Agreements, and Administrative Agent is willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Administrative Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.                                      Amendment to Loan Agreement.  The Loan Agreement is hereby amended as follows:

(a)                                 Section 1.01 is amended as follows:

(i)                                     the following defined terms are added in their appropriate alphabetical order:

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Person that is a Lender or an Affiliate of such Lender on the date hereof or, if Banking Services are established later, on the date such Banking Services are established: (a) commercial credit cards, purchasing cards or other similar charge cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).  For the avoidance of doubt, the provider of any Banking Services shall be determined at the sole and absolute discretion of the Administrative Borrower.

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services and Swap Obligations Reserve” means any and all reserves for Banking Services Obligations of any Loan Party and Designated Swap Obligations of any Loan Party, which the Administrative Agent deems necessary, in its Permitted Discretion, to from time to time establish in an aggregate amount not to exceed $50,000 for all Loan Parties.

“Designated Swap Obligations” means Swap Obligations arising from a Swap Agreement with any person that is a Lender or an Affiliate of such Lender on the date hereof or, if a Swap Agreement is entered into later, on the date such Swap Agreement is entered into.

(ii)                                  The word “Holdings” contained in clause (b)(vi) of the definition of EBITDA is replaced with the word “Parent”.

(iii)                               Clause (h) of the definition of Eligible Inventory shall be amended and restated in its entirety to read as follows:

“(h)                           which is located in any location leased by the Borrowers unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion;”

(iv)                              The footnote contained in the definition of “Eligible Retail Inventory” is deleted in its entirety.

(v)                                 The definition of “Obligations” is amended and restated in its entirety to read as follows:

“Obligations” means: (a) all unpaid principal of and accrued and unpaid interest on the Loans (including interest that accrues or that would accrue but for the filing of a bankruptcy case or similar proceeding by a Loan Party, whether or not such interest would be an allowable claim under any applicable bankruptcy or other similar proceeding, and other obligations accruing or arising after commencement of any case under any bankruptcy or similar laws by or against any Loan Party (or that would accrue or arise but for the commencement of any such case)); (b) all Letter of Credit Obligations; (c) the Borrowers’ liabilities to the Administrative Agent under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Administrative Agent, on behalf of the Lenders, may make or issue to others for the account of any Borrower, including any accommodations extended by the Administrative Agent with respect to applications for Letters of Credit, the Administrative Agent’s acceptance of drafts or the Administrative Agent’s endorsement of notes or other instruments for any Borrower’s account and benefit; and (d) and all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, the Collateral Agent or any indemnified party arising under the Loan Documents.  Obligations shall also include Ledger Debt owed by a Loan Party to The CIT Group/Commercial Services, Inc., as Factor and all Banking Services Obligations and all Designated Swap Obligations, in an aggregate amount not to exceed the Banking Services and Swap Obligations Reserves, provided that no Banking Service Obligation or Designated Swap Obligation shall constitute an “Obligation” secured by the Collateral unless within fifteen (15) Business Days after such Banking Service arrangement is implemented or Swap Agreement is executed, the Lender or Affiliate of a Lender party thereto shall have delivered (i) written notice to the Administrative Agent (which is acknowledged and agreed to by Administrative Agent and Administrative Borrower) stating (x) that such Banking Services Obligation has been implemented or Swap Obligation has been executed and (y) the maximum dollar amount of the Borrowers’ obligations thereunder and (ii) in the case of any Banking Service Obligation or Swap Obligation provided by an Affiliate of a Lender, such Lender Affiliate’s written designation of the Collateral Agent as its agent for purposes of the Collateral Documents and acknowledgment of the terms set forth in Article VIII hereof and agreement to be bound thereto.

(vi)                              The definition of “Required Lenders” is restated in its entirety to read as follows:

“Required Lenders” means, at any time, Lenders holding more than 50% of the Aggregate Revolving Commitment then in effect or if the Revolving Commitments have been terminated, the Aggregate Revolving Exposure, provided however, if there is more than one (1) Lender, Required Lenders shall mean at least two (2) Lenders, one of which must be The CIT Group/Commercial Services, Inc. so long as it remains a Lender hereunder.

(vii)                           The definition of “Reserves” is amended to delete the word “and” at the end of clause (ii) thereof and to add the following at the end of clause (iii) thereof:

“, and (iv) Banking Services and Swap Obligations Reserves”

(viii)                        The definition of “Secured Parties” is amended to delete the word “and” at the end of clause (iii) thereof and to add the following at the end of clause (iv) thereof:

“and (v) any Affiliate of any Lender providing Banking Services or a Swap Agreement, with respect to the related Banking Services Obligation or Swap Obligation, as applicable; and shall include any former Affiliate of any Lender which provided Banking Services or a Swap Agreement to the extent that any Obligations owing to such Person were incurred while such Person was an Affiliate of a Lender and such Obligations have not been paid or satisfied in full.”

(b)                                 Section 2.01(b) is amended to delete the word “and” at the end of clause (C) thereof and to add the following at the end of clause (D) thereof:

“; and (E) such Lender’s Revolving Exposure with respect to Revolving A-1 Loans shall not exceed such Lender’s Revolving A-1 Commitment”

(c)                                  Clause (c) of Section 4.02 is amended and restated in its entirety to read as follows:

“(c)                            After giving effect to any Borrowing, Excess Availability is not less than $7,500,000.”

(d)                                 Section 5.01 is amended to delete “and” at the end of 5.01(o); to replace the period with a semi-colon at the end of 5.01(p); to replace the period with a semi-colon followed by “and” at the end of 5.01(q) and to add the following new 5.01(r):

“(r)                              Notwithstanding anything to the contrary herein, delivery by Administrative Borrower of any document or item required to be furnished pursuant to this Section 5.01 to either Kulwant Kaur and/or Darrin Beer (or any substitute of either of the foregoing provided by Administrative Agent by notice to Administrative Borrower) by Electronic Transmission shall satisfy the Parent and Borrower’s obligation to furnish to the Administrative Agent such document or item pursuant to this Section 5.01.”

(e)                                  Section 7.03 is amended as follows:

(i)                                     Clause “sixth” is amended and restated in its entirety to read as follows:

“sixth, to ratably pay all principal amounts of the Revolving Loans (and a corresponding permanent reduction shall automatically (and without any further action) be deemed to occur with respect to the Aggregate Revolving Commitments (which shall be allocated ratably amongst the Lenders) in the amount of such principal payment on the Revolving Loans) and Obligations consisting of Ledger Debt then outstanding up to the amount of the Ledger Debt Reserves then in effect;”

(ii)                                  Clause “seventh” is amended to delete the “and” at the end thereof.

(iii)                               Clause “eighth” is amended to delete the period at the end thereof and replace it with a semi-colon.

(iv)                              The following are added as clauses “ninth” and “tenth” of Section 7.03:

“ninth,; to pay any remaining Obligations consisting of Ledger Debt then outstanding in excess of the Ledger Debt Reserve then in effect and tenth, to pay all Obligations consisting of Banking Services Obligations and Swap Obligations then outstanding up to the amount of the Banking Services and Swap Obligations Reserves then in effect.”

(f)                                   Clause (iv) of Section 9.03(b) is amended and restated in its entirety as follows:

(i)                                     “(iv)                        change Section 2.11(b), Section 2.12(c) or Section 7.03 in a manner that would alter the manner (a) in which payments are shared or (b) of pro rata application of any payments made by the Borrowers to the Lenders hereunder, in each case, without the written consent of each Lender affected thereby;”

(g)                                  Clause (vii) of Section 9.03(b) is amended and restated in its entirety as follows:

“(vii)                     except as permitted in this Agreement or in any Collateral Document, release any Borrower from its obligations under the Loan Documents to which it is a party or any Guarantor from its obligations under its Guarantee or all or substantially all of the Collateral, in each case, without the written consent of each Lender;”

3.                                      Amendment to Guarantee and Collateral Agreement.  The Guarantee and Collateral Agreement is amended as follows:

(a)                                 Section 1.1 is amended as follows:

(i)                                     The definition of “Borrower Obligations” is amended and restated in its entirety to read as follows:

“Borrower Obligations”:  with respect to any Borrower, (a) all unpaid principal of and accrued and unpaid interest on the Loans (including interest that accrues or that would accrue but for the filing of a bankruptcy case or similar proceeding by a Grantor, whether or not such interest would be an allowable claim under any applicable bankruptcy or other similar proceeding, and other obligations accruing or arising after commencement of any case under any bankruptcy or similar laws by or against any Grantor (or that would accrue or arise but for the commencement of any such case)); (b) all Letter of Credit Obligations; (c) the Borrowers’ liabilities to the Agents under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which either Agent, on behalf of the Lenders, may make or issue to others for the account of any Borrower, including any accommodations extended by the Administrative Agent with respect to applications for Letters of Credit, the Administrative Agent’s acceptance of drafts or the Administrative Agent’s endorsement of notes or other instruments for any Borrower’s account and benefit; and (d) and all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Grantors to the Lenders or to any Lender, the Administrative Agent, the Collateral Agent or any indemnified party arising under the Loan Documents.  Borrower Obligations shall also include Ledger Debt owed by a Borrower to Factor and all Banking Services Obligations and all Designated Swap Obligations, in an aggregate amount not to exceed the Banking Services and Swap Obligations Reserves, provided that no Banking Service Obligation or Designated Swap Obligation shall constitute a “Borrower Obligation” secured by the Collateral unless within 15 Business Days after such Banking Service arrangement is implemented or Swap Agreement is executed, the Lender or Affiliate of a Lender party thereto shall have delivered (i) written notice to the Administrative Agent (which is acknowledged and agreed to by Administrative Agent and Administrative Borrower) stating (x) that such Banking Service Obligation has been implemented or Swap Obligation has been executed and (y) the maximum dollar amount of the Borrowers’ obligations thereunder and (ii) in the case of any Banking Service Obligation or Swap Obligation provided by an Affiliate of a Lender, such Lender Affiliate’s written designation of the Collateral Agent as its agent for purposes of the Collateral Documents and acknowledgment of the terms set forth in Article VIII hereof and agreement to be bound thereto.

(ii)                                  The definition of “Secured Parties” is amended to delete the word “and” at the end of clause (iii) thereof and to add the following at the end of clause (iv) thereof:

“and (v) any Affiliate of any Lender providing Banking Services or a Swap Agreement, with respect to the related Banking Services Obligation or Swap Obligation, as applicable; and shall include any former Affiliate of any Lender which provided Banking Services or a Swap Agreement to the extent that any Obligations owing to such Person were incurred while such Person was an Affiliate of a Lender and such Obligations have not been paid or satisfied in full.”

4.                                      Conditions of Effectiveness.  This Amendment shall become effective upon satisfaction of the following conditions precedent:  Administrative Agent shall have received (i) four (4) copies of this Amendment executed by Borrowers and Guarantors, such that all parties hereto shall have executed and delivered a counterpart of this Amendment, (ii) a fully executed copy of an amendment to the Intercreditor Agreement in form and substance satisfactory to Administrative Agent, and (iii) such certificates as may be required by Administrative Agent or its counsel, each of which shall be in form and substance reasonably satisfactory to Administrative Agent and its counsel.

5.                                      Representations and Warranties.  Each Borrower hereby represents and warrants as follows:

(a)                                 This Amendment and the Agreements, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

(b)                                 No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

6.                                      Each Borrower hereby certifies that the representations and warranties made in the Agreements are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

7.                                      Effect on the Agreements.

(a)                                 Upon the effectiveness of Section 2 and Section 3 hereof, each reference in each of the Agreements to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the respective Agreement as amended hereby.

(b)                                 Except as specifically amended herein, the Agreements and all other Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed.

8.                                      Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

9.                                      Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10.                               Counterparts; Facsimile.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

THE CIT GROUP/COMMERCIAL SERVICES, INC., as Administrative Agent

By:	/s/Kulwant Kaur
Name:	Kulwant Kaur
Title:	VP

JOE’S JEANS INC.

By:	/s/ Marc B. Crossman
Name:	Marc B. Crossman
Title:	President & CEO

JOE’S JEANS SUBSIDIARY, INC.

By:	/s/ Marc B. Crossman
Name:	Marc B. Crossman
Title:	CEO

HUDSON CLOTHING, LLC

By:	/s/ Marc B. Crossman
Name:	Marc B. Crossman
Title:	Chairman

HUDSON CLOTHING HOLDINGS, INC.

By:	/s/ Marc B. Crossman
Name:	Marc B. Crossman
Title:	Chairman

Signature Page to Omnibus Amendment No. 1

JOE’S JEANS RETAIL SUBSIDIARY INC.

By:	/s/ Marc B. Crossman
Name:	Marc B. Crossman
Title:	President & CEO

INNOVO WEST SALES INC.

By:	/s/ Marc B. Crossman
Name:	Marc B. Crossman
Title:	President & CEO

HC ACQUISITION HOLDINGS, INC.

By:	/s/ Marc B. Crossman
Name:	Marc B. Crossman
Title:	Chairman

Signature Page to Omnibus Amendment No. 1